CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Name of Issuer:  SENTINEL VARIABLE PRODUCTS TRUST


In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the issuer.


 Date: September 4, 2003

                             /S/ JOHN M. GRAB, JR.
                             ----------------------------------------------
                                 John M. Grab, Jr.
                                 Vice President and Chief Financial Officer